                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CREATIVE COMPUTERS, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           CREATIVE COMPUTERS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 1996

  The Annual Meeting of Stockholders (the "Annual Meeting") of Creative Computers, Inc., a Delaware corporation (the "Company"), will be held at the Marriot Hotel, 3635 Fashion Way, Torrance, California 90503, on Thursday, May 30, 1996, at 10:00 a.m. local time for the following purposes:

  1. To elect four directors of the Company to serve until the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2. To ratify the appointment of Price Waterhouse LLP as the independent auditors for the Company for the fiscal year ending December 31, 1996;

  3. To approve an amendment to the 1994 Stock Incentive Plan; and

  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this notice.

  The Board of Directors has fixed the close of business on April 12, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,
                                          [SIGNATURE]
                                          FRANK F. KHULUSI
                                          Chairman of the Board
                                          and Chief Executive Officer

Torrance, California
May 3, 1996

                           CREATIVE COMPUTERS, INC.
                             2645 MARICOPA STREET
                          TORRANCE, CALIFORNIA 90503

                                PROXY STATEMENT

GENERAL

  This Proxy Statement is furnished to stockholders of Creative Computers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 30, 1996, at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

  These proxy solicitation materials are being mailed to stockholders on or about May 6, 1996.

VOTING AND SOLICITATION

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will be treated as not voted for purposes of determining the decision of stockholders with respect to such matter. In the election of directors, the four nominees for directors who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1996 and the approval of an amendment to the 1994 Incentive Plan require the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention or broker non-vote will have the same effect as a vote cast against this matter.

  Proxies in the accompanying form which are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

  The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Linda G. Louie, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE AND SHARES OUTSTANDING

  The close of business on April 12, 1996 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 9,763,740 shares of Common Stock outstanding. At the meeting each stockholder entitled to vote at the meeting will be entitled to cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                          NUMBER OF
                                                            SHARES    PERCENTAGE
                                                         BENEFICIALLY     OF
                  NAME AND ADDRESS(1)                       OWNED       CLASS
                  -------------------                    ------------ ----------
Frank F. Khulusi(2)....................................   2,090,000      21.4%
Sam U. Khulusi(3)......................................   2,251,425      23.0%
Ahmed O. Alfi(4).......................................     157,884       1.6%
Al S. Joseph...........................................         --        --
Amre A. Youness(5) ....................................     777,752       8.0%
West Highland Capital, Inc.(6).........................     665,000       6.8%
Daniel J. DeVries(7)...................................      16,110         *
Grant L. Trexler(8)....................................       6,366         *
All directors and executive officers as a group
 (6 persons)(9)........................................   4,521,785      46.2%

- - --------
*   Less than 1%.
(1) Unless otherwise indicated, the address for each person is 2645 Maricopa Street, Torrance, California 90503.
(2) Includes 326,340 shares and 8,575 shares held in trust for the benefit of the children of Sam Khulusi and Basimah Khulusi, respectively.
(3) Includes 326,340 shares held in trust for the benefit of the children of Frank Khulusi; this total does not include 170,000 shares that Mr. Khulusi has indicated are held for the benefit of his mother.
(4) Includes 2,000 shares subject to outstanding options which are exercisable within 60 days after the record date.
(5) The address for Mr. Youness is 3 Civic Plaza, Suite 170, Newport Beach, California 92660.
(6) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. The address for West Highland Capital, Inc. is 30 Drake's Landing Road, Greenbrae, California 94904.
(7) Includes 15,510 shares subject to outstanding options which are exercisable within 60 days after the record date.
(8) Includes 6,366 shares subject to outstanding options which are exercisable within 60 days after the record date.
(9) Includes 23,876 shares subject to outstanding options which are exercisable within 60 days after the record date.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  In accordance with the Company's Certificate of Incorporation, the Company's Board of Directors are elected at each Annual Meeting of stockholders. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of directors. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.

  In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The four nominees for election as directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

  The nominees for election are:

           Frank F. Khulusi
           Sam U. Khulusi
           Ahmed O. Alfi
           Al S. Joseph

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                           THE NOMINEES NAMED ABOVE

NOMINEES

  The names of the nominees, their ages as of the Record Date, and certain other information about them are set forth below:

                                                                        DIRECTOR
            NAME             AGE         POSITION WITH COMPANY           SINCE
            ----             ---         ---------------------          --------
Frank F. Khulusi............  29 Chairman of the Board of Directors and   1987
                                 Chief Executive Officer
Sam U. Khulusi..............  40 Director                                 1987
Ahmed O. Alfi...............  39 Director                                 1994
Al S. Joseph................  63 Director                                 1995

  Frank F. Khulusi is a co-founder of the Company (and its predecessor) and has served as Chairman of the Board, President and Chief Executive Officer of the Company since the Company's inception in 1987.

  Sam U. Khulusi is a co-founder of the Company and served as Executive Vice President and Chief Operating Officer of the Company from October 1994 until February 1996. From 1987 until October 1994,Mr. Khulusi served as Chief Financial Officer of the Company.

  Ahmed O. Alfi has served as a director of the Company since September 1994. Mr. Alfi has served as the Chairman of the Board and Chief Executive Officer of Alfigen, a prenatal diagnostic company, since January 1992. In 1987, Mr. Alfi founded and continues to co-manage Delphi Investments, Ltd., an investment management company. From 1991 until May 1993, he was also a Managing Director of Mitchum, Jones &

Templeton, Inc., an institutional brokerage firm. From March 1980 until October 1990, Mr. Alfi was a registered representative at Jeffries & Company. From January 1994 until December 1994, he was a branch manager of Brookstreet Securities Corporation, a securities firm.

  Dr. Al S. Joseph has served as a director of the Company since July 1995. Dr. Joseph, a former senior engineering executive at Rockwell International, is the founder of Vitesse Semiconductor, Inc. serving as CEO and Chairman from 1984 through 1988. Dr. Joseph is also a co-founder of Quad Design (now View Logic). From 1988 to the present Dr. Joseph has been a consultant to the electronics industry serving such clients as Cray Research, E-Systems Raytheon, Flextronics International, Booz, Allen & Hamilton, and the Dow Chemical Company. Dr. Joseph is the father of Ray Joseph, currently employed as the Director of Business Development for the Company.

COMPENSATION OF DIRECTORS

  Under the Company's Directors' Non-Qualified Stock Option Plan each director who is not an employee of the Company is entitled to receive an option to purchase 2,000 shares of the Company's Common Stock upon joining the Board. After the initial grant described above, each director receives an additional option to purchase 1,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director has served on the Board for the entire preceding year. Options are granted at fair market value on the date of grant and vest on the first anniversary of the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider recommendations from stockholders, which should be addressed to Linda G. Louie, at the principal offices of the Company.

  The members of the Audit Committee are Ahmed Alfi and Al Joseph. The Audit Committee held one meeting during the year ended December 31, 1995. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

  The members of the Compensation Committee are Frank Khulusi and Ahmed Alfi. The Compensation Committee held two meetings during the year ended December 31, 1995 and met a number of times on an informal basis. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

  The Board of Directors held a total of eight meetings during the year ended December 31, 1995. During such year, each director attended over 75% of the meetings of the Board and the committees of the Board on which he served that were held during the period he served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Between April 1995 and July 1995, the Company made loans to Frank Khulusi and Sam Khulusi, each a director and principal stockholder of the Company. The loans bore interest at 10.0% per annum and the largest amounts owing to the Company by Frank Khulusi and Sam Khulusi thereunder were $84,435 and $208,435 respectively. These loans were repaid in full during 1995.

  Prior to December 31, 1992, Sam Khulusi, a director and principal stockholder of the Company, and his relatives, made loans to the Company in an aggregate principal amount of $896,000. The loans had interest rates of between 0% and 18% depending upon the year in which they were made. The Company made payments, net of proceeds, of approximately $732,000 on these loans through December 30, 1994. On December 30, 1994, certain outstanding obligations owed by the Company to Sam Khulusi and his relatives and owed by such persons to the Company were consolidated and the remaining balance was assumed by Frank Khulusi (with the exception of $164,000 owed to a relative which was repaid in January 1995). The consolidation resulted in a net obligation to the Company by Frank Khulusi of approximately $297,000, which was canceled upon consummation of the Company's initial public offering in connection with the transfer of the property to the Company from a related party as described below.

  From time to time prior to December 31, 1994, the Company loaned an aggregate of $1,349,000 to Centaur Software, Inc. ("Centaur"), a company wholly owned by Messrs. Frank Khulusi and Sam Khulusi, which loan bore interest at a rate of 10% per annum, was guaranteed by Frank Khulusi and Sam Khulusi, and was secured by certain real property owned by them. The loan was canceled upon consummation of the Company's initial public offering as described below. The Company also has an agreement to provide certain office and warehouse space and support services to Centaur for which Centaur pays a monthly fee plus a daily rate for certain services. During 1993, 1994 and 1995, Centaur paid the Company approximately $10,000 each year under this agreement.

  Until April 1995, the Company leased 9,620 square feet of retail space in Santa Monica, California from Messrs. Frank Khulusi and Sam Khulusi. The total amounts paid by the Company to Messrs. Khulusi for rent, including taxes and insurance, were approximately $166,400, $189,300 and $110,000 for 1993, 1994 and 1995, respectively. The lease was terminated upon transfer of the property to the Company as described in the next paragraph.

  The Company entered into an agreement with Messrs. Frank Khulusi, Sam Khulusi and Centaur which provided that concurrently with the consummation of the Company's initial public offering the Company would purchase the property on which the Santa Monica retail store is located for $3.5 million. In consideration of that transfer, the Company assumed indebtedness on the property of $1.297 million, which bore interest at 9.75% per annum (subsequently paid with proceeds from the Company's initial public offering), canceled the note of Centaur described above, the $297,000 obligation owed by Frank Khulusi, and additional borrowings during April 1995 in the amount of $125,000 and paid approximately $432,000 to them. The Company believes that the aggregate purchase price for the property was the current fair market value based on an independent appraisal.

  On September 29,1994, the Company borrowed $2.95 million from Creative Partners, L.P., of which Mr. Alfi was a limited partner. The loan was subordinate to the Company's line of credit and was secured by all of the assets of the Company, and bore interest at a rate of 10% per annum. In connection with the loan, Creative Partners purchased a warrant (the "Warrant") for $50,000 entitling it to purchase up to 30% of the equity of the Company on or prior to an initial public offering by the Company at an aggregate exercise price of $5.0 million. On February 17, 1995, Creative Partners loaned an additional $1.25 million to the Company on the same terms and conditions and with the same security as the $2.95 million loan. In addition, on March 2, 1995 Creative Partners loaned an additional $750,000 to the Company on the same terms and conditions. Creative Partners exercised the Warrant prior to the closing of the Company's initial public offering by canceling the notes outstanding with respect to the above described loans and paying the remaining exercise price in cash.

  The Company purchased approximately $765,000, $859,000 and $646,704 of products during 1993, 1994 and 1995, respectively, from RasterOps Corporation, one of the Company's vendors. The wife of Richard Rodriguez, a former executive officer of the Company, was the western regional sales director for RasterOps and received commission from her employer relating to sales originated in her geographic region (which included sales to the Company). The Company believes that the terms of the transactions between the Company and RasterOps were no less favorable to the Company than the terms available to third parties.

  In November 1993, Centaur sold office furniture to a third-party leasing company, which then leased the furniture to the Company. Total payments under the lease will be approximately $107,000 during the five-year term of the lease. Centaur has no continuing interest in the lease transaction.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the cash compensation earned for services performed for the Company during the two years in the period ended December 31, 1995 by the Company's Chief Executive Officer and each of its other four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                                                COMPENSATION
                                 ANNUAL COMPENSATION               AWARDS
                         -------------------------------------- ------------
                                                                 SECURITIES
                                                   OTHER ANNUAL  UNDERLYING   ALL OTHER
                                            BONUS  COMPENSATION OPTIONS/SARS COMPENSATION
   NAME AND POSITION     YEAR    SALARY($) ($)(1)     ($)(2)        (#)         ($)(3)
   -----------------     ----    --------- ------- ------------ ------------ ------------
Frank F. Khulusi........ 1995     300,000      --      --             --         4,396
 Chairman and Chief      1994     279,500      --      --             --        17,922
 Executive Officer
Sam U. Khulusi.......... 1995     300,000      --      --             --         4,483
 Executive Vice          1994     300,200      --      --             --        13,507
 President and
 Chief Operating Officer
Richard Rodriguez....... 1995     154,212   61,666     --          10,000        2,790
 Senior Vice President   1994     153,900   56,370     --          39,200        6,729
Daniel J. DeVries....... 1995     122,418  118,189     --          15,000        3,284
 Senior Vice President   1994     122,418   90,698     --          58,800          --
Grant L. Trexler........ 1995     137,038   24,500     --           9,000        6,690
 Chief Financial Officer 1994(4)   34,327      --      --          20,580        1,308

- - --------
(1) Bonus includes, in the case of Messrs. DeVries and Rodriguez, commissions.
(2) Except as set forth in the Summary Compensation Table, the incremental cost to the Company of providing perquisites and other personal benefits during the last two fiscal years did not exceed, as to any named executive officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.
(3) Represents benefits paid by the Company relating to health insurance premiums and/or automobile allowances.
(4) Mr. Trexler joined the Company in August 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the named executive officers in 1995. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.




                                         INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                         -------------------------------------------------   VALUE AT ASSUMED
                           NUMBER OF    % OF TOTAL                         ANNUAL RATE OF STOCK
                          SECURITIES   OPTIONS/SARS                         PRICE APPRECIATION
                          UNDERLYING    GRANTED TO  EXERCISE OR             FOR OPTION TERM(4)
                         OPTIONS/SARS  EMPLOYEES IN BASE PRICE  EXPIRATION ---------------------
        NAME             GRANTED(#)(1) FISCAL YEAR   ($/SH)(2)   DATE(3)     5%($)      10%($)
        ----             ------------- ------------ ----------- ---------- ---------  ----------
Frank F. Khulusi........       --          --            --          --          --          --
Sam U. Khulusi..........       --          --            --          --          --          --
Richard Rodriguez.......    10,000         2.9%        26.25          (5)         (5)         (5)
Daniel J. DeVries.......    15,000         4.4%         9.50      8/4/05      56,675     142,072
Grant L. Trexler........     9,000         2.6%         9.50      8/4/05      53,692     134,594

- - --------
(1) These nonstatutory stock options vest and become exercisable 8.25% per quarter from the date of grant.
(2) The exercise price on the date of grant was equal to the closing stock price on the date of grant. All options granted in 1995 were repriced by the Compensation Committee of the Board of Directors to $9.50 per share on February 12, 1996, except options granted to employees who resigned prior to the end of February 1996.
(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the term of the options. There can be no assurance that the amounts reflected in this table will be achieved.
(5) Mr. Rodriguez resigned from the Company in February 1996 and therefore this information is not relevant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES


                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED           IN-THE-MONEY
                                       OPTIONS/SARS AT             OPTIONS/SARS AT
                       SHARES         DECEMBER 31, 1995           DECEMBER 31, 1995
                     ACQUIRED ON   -------------------------   -------------------------
        NAME         EXERCISE(#)   EXERCISABLE UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
        ----         -----------   ----------- -------------   ----------- -------------
Frank F. Khulusi....     --             --           --              --           --
Sam U. Khulusi......     --             --           --              --           --
Richard Rodriguez...     --           8,673       40,527          99,960      399,840
Daniel J. DeVries...     --          13,010       60,790         149,940      599,760
Grant L. Trexler....     --           4,866       24,714          52,479      209,916

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  In February 1995, the Board of Directors established the Compensation Committee. The Compensation Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines (acting through a sub-committee) the compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, is set and approved by the Compensation Committee of the Board of Directors based on the recommendation of the Chief Executive Officer.

 Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide levels of compensation that integrate pay with the Company's objectives and goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be adequate to recruit, retain and motivate key employees.

  There are three primary elements in the Company's executive compensation program:

  . Base salary

  . Bonus

  . Stock options

  Individual base salaries are established based on an executive officer's experience, historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

  Bonuses are paid pursuant to executive bonus plans. Bonus awards are set based on various goals dependent upon the person's function in the organization. Certain individuals' bonus plans are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified performance targets.

  The Chief Executive Officer's bonus, if any, is determined as set forth in his employment contract, as described below.

  The Company believes that a component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best interests. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

 Compensation of Chief Executive Officer

  In establishing the Chief Executive Officer's overall compensation, a sub-committee of the Compensation Committee (the "Sub-Committee"), considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding the Company. The Sub-Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary and bonus. The Chief Executive Officer's base salary was set at $400,00 in his employment agreement with the Company. During 1995, the Chief Executive Officer elected to reduce his salary, in consultation with the Compensation Committee, to $300,000. In 1995, the Chief Executive Officer did not receive a bonus and was not granted any stock options.

 Policy Regarding Deductibility of Compensation for Tax Purposes-- Compliance With Internal Revenue Code Section 162 (m)

  Section 162(m) of the Code, generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. The Company does not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). However, none of the Company's executives receive such compensation at levels that approach the
Section 162(m)$1 million limit. As discussed under "Approval of An Amendment to the Creative Computers, Inc. 1994 Stock Incentive Plan," the Company has included provisions in the 1994 Stock Incentive Plan designed to enable grants of options and SARs to executive officers affected by Section 162(m) to qualify as "performance-based" compensation. However, such grants cannot qualify until such grants are made by a "disinterested committee" under
Section 162(m), which the Company currently does not have.

                            COMPENSATION COMMITTEE

                                 Ahmed O. Alfi
                               Frank F. Khulusi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Frank F. Khulusi, a member of the Compensation Committee, is an executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission

(the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 1995, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except that a Form 4 regarding the purchase of 600 shares by Daniel J. DeVries in the Company's initial public offering and a Form 4 relating to an option to purchase 2,000 shares of Common Stock granted to Al S. Joseph were filed late.

STOCK PERFORMANCE GRAPH

  The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the Standard & Poor's High Tech Composite Index ("High Tech Index") and the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500"). The performance graph assumes that $100 was invested in the Company's initial public offering, on April 4, 1995, in common stock of the High Tech Index and in the S&P 500. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
         AMONG CREATIVE COMPUTERS, INC., A PEER GROUP AND THE S&P 500

                             CREATIVE                    S&P HIGH
Measurement Period           COMPUTERS,     S&P          TECH
(Fiscal Year Covered)        INC.           500          COMPOSITE
- - -------------------          ----------     ---------    ----------
FYE  04/04/1995              $100           $100         $100
FYE  12/31/1995              $107           $125         $128

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Price Waterhouse LLP has served as the independent auditors of the Company and its predecessor, since 1994 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the year ending December 31, 1996. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be able to respond to appropriate questions.

                 THE BOARD RECOMMENDS A VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996

                                PROPOSAL NO. 3

                        APPROVAL OF AN AMENDMENT TO THE
                           CREATIVE COMPUTERS, INC.
                           1994 STOCK INCENTIVE PLAN

  At the Annual Meeting, stockholders will be requested to approve an amendment to the Company's 1994 Stock Incentive Plan (the "1994 Plan"). The Company adopted and the stockholders approved the 1994 Plan in November 1994. The 1994 Plan provides a means to attract and retain officers and key employees and promote the success of the Company. Subject to approval by a majority of stockholders, the Board of Directors has approved an amendment to the 1994 Plan to increase the number of shares authorized to be issued under the 1994 Plan by 1,250,000 shares, from the current 700,000 shares to 1,950,000 shares. Approval of the amendment to the 1994 Plan will also constitute approval for federal securities law and income tax law purposes, including approval for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). The proposed amendment and the material features of the 1994 Plan are described below.

PROPOSED AMENDMENT TO THE 1994 PLAN

  At April 15, 1996, options to purchase 620,950 shares of Common Stock were outstanding under the 1994 Plan and 79,050 shares remained available for issuance under the 1994 Plan.

  In April 1996, the Board of Directors adopted, subject to stockholder approval, a proposed increase in the number of shares authorized to be issued under the 1994 Plan from 700,000 shares to 1,950,000 shares. The proposed increase will provide the Company with additional flexibility in the number of shares subject to options that can be granted to individuals under the 1994 Plan. The Board of Directors believes that it is desirable and in the best interests of the Company to increase by 1,250,000 shares the number of shares authorized and available to be issued under the 1994 Plan.

  An affirmative vote by the holders of a majority of the outstanding shares of the Company's Common Stock is required for the approval of this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 PLAN.

PURPOSES OF THE 1994 STOCK INCENTIVE PLAN

  The purposes of the 1994 Plan are to (i) provide a means by which selected employees of and consultants to the Company and any parent corporation or subsidiary corporation of the Company (an "affiliate"), as those terms are defined in the Code, may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of stock options and other stock-based awards ("Stock Awards"), (ii) assist the Company in retaining the services of such individuals, (iii) secure and retain the services of persons capable of performing services for the Company and its Affiliates, and (iv) provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

ADMINISTRATION

  The 1994 Plan is administered by the Board of Directors of the Company, unless the Board delegates administration of the 1994 Plan to a committee of the Board of Directors composed of two or more members of the Board (the "Committee") or such lesser number as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and satisfying the other requirements of the 1994 Plan, namely that such Committee members be "disinterested" for purposes of Rule 16b-3. The 1994 Plan provides that the Committee may delegate to a subcommittee or separate committee (the "Subcommittee") the responsibility to make grants of options or SARs or sales or bonus grants of Common Stock to any "Covered Employee" as such term is defined by Section 162(m) of the Code, and, if applicable, to establish, administer and certify the attainment of performance goals, with respect to such grants. Any such Subcommittee shall, in addition to meeting other applicable requirements, be composed solely of two or more outside directors within the meaning of Section 162(m) of the Code to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. The Company does not currently have a Subcommittee. As used herein with respect to the 1994 Plan, the "Board" refers to the Compensation Committee (or subcommittee thereof) as well as the Board itself.

  The Board has the final power to construe and interpret the 1994 Plan and the Stock Awards granted under it, and, subject to the provisions of the 1994 Plan, to determine the persons to whom Stock Awards will be granted pursuant to the 1994 Plan; when and how Stock Awards shall be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock grant, a restricted stock grant, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

DURATION, AMENDMENT AND TERMINATION

  The Board may at any time amend or terminate the 1994 Plan, provided, however, that no amendment or termination shall impair or alter any rights granted under the 1994 Plan prior to such amendment or termination without the written consent of the grantee of such rights. Any amendment of the 1994 Plan must be approved by the stockholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the 1994 Plan,
(ii) increase the maximum number of shares of Common Stock that may be acquired in any single calendar year by any individual under the 1994 Plan,
(iii) materially increase the number of shares of Common Stock available for grant of incentive stock options under the 1994 Plan, or (iv) materially modify the eligibility requirements for participation in the 1994 Plan or the class of employees eligible to receive options under the 1994 Plan or to change the designation or class of persons eligible to receive incentive stock options under the 1994 Plan. Unless sooner terminated, the 1994 Plan will terminate on October 7, 2004.

ELIGIBILITY

  Incentive stock options may be granted only to employees (including executive officers) of the Company or any Affiliate. Stock Awards other than incentive stock options may be granted only to employees (including executive officers), independent contractors or consultants of the Company or any Affiliate.

STOCK SUBJECT TO THE 1994 PLAN

  Subject to certain adjustments, the stock that may be issued pursuant to Stock Awards granted under the 1994 Plan currently shall not exceed in the aggregate 700,000 shares of the Company's Common Stock. If Stock Awards granted under the 1994 Plan expire or otherwise terminate without being exercised, the Common Stock not issued under such Stock Awards shall again become available for issuance under the 1994 Plan.

TERMS OF STOCK AWARDS UNDER THE 1994 PLAN

TERMS OF STOCK OPTIONS

  The following is a description of the terms and conditions of stock options permitted by the 1994 Plan. Such terms and conditions may change from time to time, and the terms and conditions of separate options need not be identical.

  EXERCISE PRICE. The exercise price for any incentive stock option granted under the 1994 Plan may not be less than the fair market value of the stock subject to the option on the date of grant. However, no incentive stock option may be granted to a person who, at the time of the grant, owns stock constituting more than 10% of the total combined voting power of all classes of stock entitled to vote of the Company or of an Affiliate ("10% Stockholder"), unless the exercise price is at least 110% of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five years from the grant date. The exercise price for any nonstatutory stock option granted under the 1994 Plan may be determined by the Committee. If a Subcommittee of qualifying outside directors is appointed for purposes of making grants to Covered Employee that will qualify as "performance-based compensation" under Section 162(m) of the Code, then the exercise price of stock options granted to a Covered Employee would be not less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted.

  In the event of a decline in the value of a Company's Common Stock, the Board has the authority to offer optionees the opportunity to replace outstanding higher-priced options with new lower-priced options, provided, however, that any replaced options still count against the per employee limit described below on the number of shares of Common Stock that may be granted to an individual in the form of options in a given calendar year.

  CONSIDERATION. The exercise price of options granted under the 1994 Plan must be paid either (i) in cash or by check, bank draft or money order at the time of the option is exercised, (ii) by delivery of shares of Common Stock valued at fair market value owned by optionee or with shares of Common Stock (valued at fair market value) withheld from the shares otherwise delivered to optionee upon exercising the option, (iii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver the proceeds to the Company, (iv) by delivery of a promissory note with such terms as the Committee requires, or (v) in any combination of the foregoing.

  OPTION EXERCISE. Options granted under the 1994 Plan may be immediately exercisable or allotted in periodic installments as determined by the Board. If the total number of shares subject to an option is allotted in periodic installments, then during each installment period, the option may become exercisable with respect to some or all of the shares allotted to that period and may be exercised with respect to some or all of the shares allotted to that period and any prior period for which the option was not fully exercised.

  TERM. The term of an incentive stock option granted under the 1994 Plan will not exceed ten years; provided that the term of any incentive stock option granted to a 10% Stockholder will not exceed five years.

  TERMINATION OF OPTION. Although subject to the Board's discretion, optionees generally earn the right to exercise their options by remaining as employees, independent contractors or consultants of the Company or an Affiliate. In addition, generally an option will terminate three months after the optionee ceases to be employed by the Company or an Affiliate or ceases to act as an independent contractor or consultant unless (i) the termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; or (ii) the optionee dies while employed by or while serving as a consultant to the Company or an Affiliate, in which case the option may, but need not, provide that it may be exercised by the person or persons to whom the rights of such option pass by will or the laws of descent or distribution within one year of the optionee's death; or
(iii) the option by its terms specifically provides either (A) that it will terminate sooner than three months after termination of the optionee's employment or relationship as a consultant or director or (B) that it may be exercised more than three months after termination of the optionee's relationship with the Company or an Affiliate.

  NONTRANSFERABILITY. To the extent required by Rule 16b-3, an option or SAR may not be transferred by the holder other than by will or by the laws of descent and distribution. If Rule 16b-3 is amended to permit broader transferability of options or SARs, the Board may authorize such broader transferability.

TERMS OF STOCK PURCHASES AND BONUSES AND STOCK APPRECIATION RIGHTS

  GENERAL. The Board shall have the authority to grant Stock Awards under the 1994 Plan in the form of stock grants, restricted stock grants, through the sale of restricted stock or through the issuance of SARs. The terms of the stock grant, restricted stock grant, restricted stock purchase agreement or SAR may change from time to time and may vary between participants; however, each shall include the substance of the following provisions:

  CONSIDERATION. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement. Stock grants, restricted stock grants and SARs will be awarded pursuant to a stock grant, restricted stock grant or SAR agreement. The purchase price for stock acquired pursuant to a stock purchase agreement shall be paid either in cash at the time of purchase or, at the discretion of the Board, according to a deferred or other arrangement, or in any other form of legal consideration that may be acceptable to the Board.

  REPURCHASE OPTION BY COMPANY. Stock sold or awarded under the 1994 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Should a participant cease to be an employee, independent contractor or consultant of the Company or an Affiliate, then the Company may, in its discretion, decide to repurchase or otherwise acquire any stock which has not vested as of the date of termination.

  SECTION 162(M) OF THE CODE. Under Section 162(m) of the Code, compensation paid in any year to any of the Company's Covered Employee's (the Chief Executive Officer and four other most highly compensated executive officers) is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility.

  The 1994 Plan contains provisions designed to enable grants of options or SARs to Covered Employees to qualify as "performance-based compensation" provided that the grants of options or SARs: (i) are made by a Subcommittee (as described above under "Administration") of the Board consisting solely of two or more outside directors (as that term is specially defined for purposes of section 162(m) of the Code), and (ii) (A) in the case of options, have a per share option exercise price at least equal to the per share fair market value (on the grant date) of the stock subject to the option and, (B) in case of SARs, the amount received pursuant to the SAR is based solely on an increase in the price of the Company's Stock after the grant date.

  However, at the present time, the Compensation Committee of the Board does not have two or more members that satisfy the definition of an outside director for purposes of Section 162(m) of the Code, nor can the Company predict when it will establish a Subcommittee meeting these requirements of
Section 162(m). Until a qualifying Subcommittee is established, it will not be possible to make grants of options or SARs qualifying as "performance-based compensation" for purposes of section 162(m). Thus, some portion of compensation paid to Covered Employees, for example, income realized on the exercise of a stock option, could be non-deductible by the Company. At such time that the Company has a qualifying Subcommittee, it anticipates that grants of options and SARs to Covered Employees will be made in a manner intended to qualify such grants as "performance-based compensation" for purposes of Section 162(m) of the Code.

ADJUSTMENT PROVISIONS

  If any change is made in the stock subject to the 1994 Plan or subject to any Stock Award granted under the 1994 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend (in excess of 2%), dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the classes and maximum number of shares subject to the 1994 Plan and the classes, number of shares and price per share of stock subject to outstanding Stock Awards in order to preserve but not to increase the benefits of such outstanding Stock Awards.

  In the sole discretion of the Board and to the extent permitted by applicable law, any stock option, SAR, stock bonus or any stock purchase agreement evidencing any of the above may provide that, in the event of a change in control of the Company (i) any outstanding options or SARs covered by such an agreement shall be fully vested, nonforfeitable and exercisable, and (ii) any restricted stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights. A change in control is defined in the 1994 Plan to include (i) the acquisition of beneficial ownership (as defined in the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that the majority of the members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who have been (A) Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) approval by the Company's stockholders of a merger or consolidation in which the Company is not the surviving company, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iv) approval by the Company's stockholders of the sale, transfer or other disposition of the assets of the Company or the complete liquidation or dissolution thereof; or
(v) approval by the Company's stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than 50% of the total combined voting power of the Company's then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

  If the Board incorporates a change of control provision in any option or SAR agreement, such agreement shall provide that, in the event of a change in control as described in clauses (i), (ii) and (v) above, the option or SAR shall remain exercisable for the remaining term of the option. Further, in the event of a change in control as described in clauses (iii) or (iv) above, the option or SAR shall terminate as of the effective date of such change in control. In no event shall any option or SAR be exercised after the expiration of the term provided for in the related stock option or SAR agreement. In its discretion, the Board may provide that in the event of change of control, any outstanding option or SAR will be fully vested, nontransferable and become exercisable, and that any restricted stock shall be released from restrictions on transfer and repurchase and forfeiture rights.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK AWARDS GRANTED UNDER THE 1994 PLAN

INCENTIVE STOCK OPTIONS

  Incentive stock options under the 1994 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

  There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. In this event, the Company will not be allowed a business expense deduction with respect to the disposition of shares. However, if the optionee disposes of the stock before the expiration of either of the above-stated holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

NONSTATUTORY STOCK OPTIONS

  Nonstatutory Stock Options under the 1994 Plan generally have the following federal income tax consequences:

  There generally are not tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

STOCK PURCHASES AND BONUSES AND STOCK APPRECIATION RIGHTS

  Stock grants, restricted stock grants, restricted stock purchases and SARs granted under the 1994 Plan have the following federal income tax consequences:

  Generally, a recipient of stock under the 1994 Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subjected to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the 1994 Plan, however, may make a Section 83(b) election whereby the recipient elects to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date (such valuation taking into account the restrictions, if any, on the stock and the risk of forfeiture thereof) and any amount paid by the recipient for the stock.

  With respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

  Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

STOCK APPRECIATION RIGHTS

  Recipients of stock appreciation rights generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a stock appreciation right.

  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount.

  Participating individuals will recognize gain upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least one year. See the discussion of the taxation of capital gains and losses under "Incentive Stock Options" above.

OTHER TAX CONSEQUENCES

  The foregoing discussion is not a complete description of the federal income tax aspects of Stock Awards granted under the 1994 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

  Participants in the 1994 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

           THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company (Attention: Linda G. Louie, at the principal offices of the Company), no later than January 2, 1997, for inclusion in the Board's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED.

                                          By Order of the Board of Directors,
                                          [SIGNATURE]
                                          FRANK F. KHULUSI
                                          Chairman of the Board
                                          and Chief Executive Officer

May 3, 1996
Torrance, California

PROXY                       CREATIVE COMPUTERS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 1996

  The undersigned hereby appoints Frank F. Khulusi and Sam U. Khulusi (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Creative Computers, Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 30, 1996, at 10:00 a.m. local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
  The Board of Directors recommends a vote FOR the election of Directors, FOR proposal 2 and FOR proposal 3.

  1.  Election of Directors:

      [_] FOR the nominees listed below            [_] WITHHOLD AUTHORITY
          (except as marked to the                     (to vote for nominees
          contrary below)                              listed below)

      Nominees: Frank F. Khulusi, Sam U. Khulusi, Ahmed O. Alfi and Al S. Joseph
       (Instructions: To withhold authority to vote for any nominee, print that nominees's name in the space provided below.)
  ------------------------------------------------------------------------------

  SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
  2.  To ratify the appointment of Price Waterhouse LLP as the independent auditors for the Company for the year ending
      December 31, 1996.
      [_] FOR     [_] AGAINST    [_] ABSTAIN
  3.  To approve an amendment to the 1994 Stock Incentive Plan to increase the number of shares available thereunder to
      a total of 1,950,000 shares.
      [_] FOR     [_] AGAINST    [_] ABSTAIN



                                           Please sign exactly as your name
                                           appears herein. Joint owners should
                                           each sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, pleases give
                                           full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or
                                           other authorized person. If a
                                           partnership, please sign in full
                                           partnership name by authorized
                                           person.

                                           ____________________________________
                                                       (Signature)

                                           ____________________________________
                                               (Signature, if jointly held)

                                           DATE:_________________________, 19

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                 REPLY ENVELOPE